Green Dot Reports First Quarter 2017 Total Operating Revenues Up 11.0% To $253 million

•	GAAP net income and GAAP diluted EPS up 23.9% and 23.8%, respectively

•	Adjusted EBITDA and non-GAAP EPS up 14.5% and 28.2%, respectively

Pasadena, CA - May 9, 2017 - Green Dot Corporation (NYSE: GDOT), today reported financial results for the quarter ended March 31, 2017.
For the first quarter of 2017, Green Dot reported total operating revenues of $253.0 million and GAAP net income and GAAP diluted earnings per common share of $40.8 million and $0.78, respectively. Green Dot also reported adjusted EBITDA1 and non-GAAP diluted earnings per common share1 of $89.6 million and $1.00, respectively.
Said Green Dot Founder and CEO, Steve Streit, “Q1 was a fabulous quarter for Green Dot with outstanding and record-setting financial results. Our hard work and vision to build Green Dot into one of the country’s premier financial technology platforms is coming together and paying off. Today’s Green Dot is a diverse enterprise where six revenue divisions are working together to provide thrust to Green Dot’s consolidated top line growth, while our highly efficient, high-scale, proprietary technology platform enabled top line growth to fall to the bottom line at increasingly expansive margins.”
GAAP financial results for the first quarter of 2017 compared to the first quarter of 2016:

•
Total operating revenues on a generally accepted accounting principles (GAAP) basis were $253.0 million for the first quarter of 2017, up from $228.0 million for the first quarter of 2016, representing a year-over-year increase of 11.0%.

•	GAAP net income was $40.8 million for the first quarter of 2017, up from $32.9 million for the first quarter of 2016, representing a year-over-year increase of 23.9%.

•	GAAP basic earnings per common share was $0.81 for the first quarter of 2017, up from $0.64 for the first quarter of 2016, representing a year-over-year increase of 26.6%.

•	GAAP diluted earnings per common share was $0.78 for the first quarter of 2017, up from $0.63 for the first quarter of 2016, representing a year-over-year increase of 23.8%.
Non-GAAP financial results for the first quarter of 2017 compared to the first quarter of 2016:1

•
Adjusted EBITDA[1] was $89.6 million, or 35.4% of total operating revenues for the first quarter of 2017, up from $78.3 million, or 34.3% of total operating revenues for the first quarter of 2016, representing a year-over-year increase of 14.5%.

•	Non-GAAP net income[1] was $52.4 million for the first quarter of 2017, up from $41.0 million for the first quarter of 2016, representing a year-over-year increase of 27.8%.

•	Non-GAAP diluted earnings per share[1] was $1.00 for the first quarter of 2017, up from $0.78 for the first quarter of 2016, representing a year-over-year increase of 28.2%.

1
Reconciliations of net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

The following table shows the Company's quarterly key business metrics for each of the last five calendar quarters. Please refer to the Company's latest Annual Report on Form 10-K for a description of the key business metrics.

	2017	2016
	Q1	Q4	Q3	Q2	Q1
	(In millions)
Number of cash transfers	9.30	9.37	9.36	9.35	9.71
Number of tax refunds processed	8.60	0.06	0.10	2.18	8.18
Number of active cards at quarter end	5.05	4.13	4.09	4.28	4.75
Gross dollar volume	$7,707	$5,681	$5,338	$5,372	$6,569
Purchase volume	$5,503	$4,012	$3,759	$3,863	$4,708

Said Mark Shifke, Green Dot’s Chief Financial Officer, “Revenue growth in the first quarter came from both our reporting segments. Growth in Account Services was driven primarily by dramatic increases in revenue per average active card where Green Dot posted its fifth consecutive quarter in a row with double digit year-over-year revenue per active card growth. Furthermore, we appear to be on track in our plan to return to organic active card growth in 2018, which we expect will further power growth in this segment. Processing and Settlement segment revenue performance was driven both by significant growth in our tax refund processing subsidiary, Green Dot TPG, and double digit increases in revenue per cash transfer in our Money Processing revenue division. Given our strong performance in the quarter, we are pleased to raise full year guidance for revenue, adjusted EBITDA and non-GAAP EPS.”
Updated Outlook for 2017
Green Dot has provided its updated outlook for 2017. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
Green Dot's outlook excludes $4.7 million of incremental processing expenses that it incurred in Q1 and expects to incur again in Q2 associated with its need to continue to support customer accounts on its legacy transaction processor that it had intended to migrate to its new processing platform in 2016. Green Dot expects to recover these incremental expenses in 2017 and will similarly adjust its non-GAAP results for any recovery.
Total Operating Revenues

•	Green Dot now expects its full year total operating revenues to be between $830 million to $845 million, versus its previous guidance range of $815 million to $830 million.

•	For Q2, Green Dot expects total operating revenues to be approximately $207 million to $209 million.
Adjusted EBITDA2

•	Green Dot now expects its full year adjusted EBITDA[2] to be between $187 million to $192 million, versus its previous guidance range of $184 million to $191 million.

•	For Q2, Green Dot expects adjusted EBITDA[2] to be approximately $40 million.

Non-GAAP EPS2

•	Green Dot now expects its full year non-GAAP EPS[2] to be between $1.89 to $1.94, versus its previous guidance range of $1.85 to $1.93.

•	For Q2, Green Dot expects non-GAAP EPS[2] to be approximately $0.40.
The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions except per share data)
Adjusted EBITDA	$187.0	$192.0
Depreciation and amortization*	(37.0)	(37.4)
Net interest income	4.0	4.0
Non-GAAP pre-tax income	$154.0	$158.6
Tax impact**	(54.8)	(56.5)
Non-GAAP net income	$99.2	$102.1
Diluted weighted-average shares issued and outstanding	52.5	52.5
Non-GAAP earnings per share	$1.89	$1.94

*	Excludes the impact of amortization on acquired intangible assets
**	Assumes a non-GAAP effective tax rate of 35.6% for full year

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
The Company will host a conference call to discuss first quarter 2017 financial results today at 5:00 p.m. ET. Hosting the call will be Steve Streit, Chief Executive Officer, and Mark Shifke, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 348-8307, or for international callers (412) 902-4242. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671; and entering the conference ID 10103612. The replay of the webcast will be available until Tuesday, May 16, 2017. The call will be webcast live from the Company's investor relations website at http://ir.greendot.com/.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's future performance contained under "Updated Outlook for 2017" and in the quotes of its executive officers and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, the extent to which the Company’s processing technology partner covers the Company’s expenses and other losses associated with the processor migration issues that delayed the Company’s processor migration, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of May 9, 2017, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income and expense; income tax benefit and expense; depreciation and amortization; employee stock-based compensation expense; incremental expenses related to the delay in migration of the Company’s remaining customer accounts from its former processor to its new processor; co-op advertising costs; change in the fair value of contingent consideration; transaction costs; impairment charges; extraordinary severance expenses; and other charges and income. This earnings release includes non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2017 guidance for adjusted EBITDA, non-GAAP net income and non-GAAP EPS. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the

Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation, along with its wholly owned subsidiaries, is a pro-consumer financial technology innovator with a mission to provide a full range of affordable and accessible financial services to the masses. Green Dot is a leading provider of reloadable prepaid debit cards and cash reload processing services in the United States. Green Dot is also a leader in mobile technology and mobile banking with its award-winning GoBank mobile checking account and a top 20 debit card issuer among all banks and credit unions in the country. Through its wholly owned subsidiary, TPG, Green Dot is additionally the largest processor of tax refund disbursements in the U.S. Green Dot's products and services are available to consumers through a large-scale "branchless bank" distribution network of approximately 100,000 U.S. locations, including retailers, neighborhood financial service center locations, and tax preparation offices, as well as online, in the leading app stores and through leading online tax preparation providers. Green Dot Corporation is headquartered in Pasadena, Calif., with additional facilities throughout the United States and in Shanghai, China.
Contacts
Investor Relations
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(Unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$785,838	$732,676
Restricted cash	20,057	12,085
Investment securities available-for-sale, at fair value	24,605	46,686
Settlement assets	116,352	137,083
Accounts receivable, net	21,319	40,150
Prepaid expenses and other assets	32,266	32,186
Income tax receivable	—	12,570
Total current assets	1,000,437	1,013,436
Investment securities, available-for-sale, at fair value	159,204	161,740
Loans to bank customers, net of allowance for loan losses of $281 and $277 as of March 31, 2017 and December 31, 2016, respectively	7,258	6,059
Prepaid expenses and other assets	5,190	4,142
Property and equipment, net	88,428	82,621
Deferred expenses	14,128	16,647
Net deferred tax assets	4,648	4,648
Goodwill and intangible assets	600,800	451,051
Total assets	$1,880,093	$1,740,344
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$27,719	$22,856
Deposits	826,361	737,414
Obligations to customers	34,269	46,043
Settlement obligations	4,189	4,877
Amounts due to card issuing banks for overdrawn accounts	1,259	1,211
Other accrued liabilities	92,999	102,426
Deferred revenue	18,791	25,005
Note payable	70,966	20,966
Income tax payable	9,080	—
Total current liabilities	1,085,633	960,798
Other accrued liabilities	32,326	12,330
Note payable	74,325	79,720
Net deferred tax liabilities	3,782	3,763
Total liabilities	1,196,066	1,056,611

Stockholders’ equity:
Class A common stock, $0.001 par value: 100,000 shares authorized as of March 31, 2017 and December 31, 2016; 49,559 and 50,513 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	50	51
Additional paid-in capital	319,468	358,155
Retained earnings	364,677	325,708
Accumulated other comprehensive loss	(168)	(181)
Total stockholders’ equity	684,027	683,733
Total liabilities and stockholders’ equity	$1,880,093	$1,740,344

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2017	2016
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$100,969	$91,886
Processing and settlement service revenues	90,675	81,016
Interchange revenues	61,357	55,122
Total operating revenues	253,001	228,024
Operating expenses:
Sales and marketing expenses	71,685	63,864
Compensation and benefits expenses	41,218	43,087
Processing expenses	40,942	28,513
Other general and administrative expenses	37,780	38,074
Total operating expenses	191,625	173,538
Operating income	61,376	54,486
Interest income	2,854	2,301
Interest expense	(1,665)	(4,781)
Income before income taxes	62,565	52,006
Income tax expense	21,811	19,124
Net income	40,754	32,882
Income attributable to preferred stock	—	(972)
Net income available to common stockholders	$40,754	$31,910

Basic earnings per common share:	$0.81	$0.64
Diluted earnings per common share:	$0.78	$0.63
Basic weighted-average common shares issued and outstanding:	50,458	49,863
Diluted weighted-average common shares issued and outstanding:	52,497	50,867

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2017	2016
	(In thousands)
Operating activities
Net income	$40,754	$32,882
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	8,749	11,404
Amortization of intangible assets	6,557	5,774
Provision for uncollectible overdrawn accounts	18,246	16,766
Employee stock-based compensation	6,534	5,645
Excess tax benefits from equity awards	735	338
Amortization of premium on available-for-sale investment securities	322	269
Amortization of deferred financing costs	394	384
Impairment of capitalized software	156	105
Changes in operating assets and liabilities:
Accounts receivable, net	5,451	(2,428)
Prepaid expenses and other assets	968	(4,187)
Deferred expenses	5,565	5,113
Accounts payable and other accrued liabilities	(13,267)	(12,448)
Amounts due to card issuing banks for overdrawn accounts	48	402
Deferred revenue	(8,128)	(7,458)
Income tax receivable/payable	20,894	18,591
Other, net	881	145
Net cash provided by operating activities	94,859	71,297

Investing activities
Purchases of available-for-sale investment securities	(19,961)	(38,492)
Proceeds from maturities of available-for-sale securities	28,989	25,945
Proceeds from sales of available-for-sale securities	15,318	21
Increase in restricted cash	(7,967)	(581)
Payments for acquisition of property and equipment	(11,844)	(12,182)
Net (increase) decrease in loans	(1,199)	5
Acquisition, net of cash acquired	(139,261)	—
Net cash used in investing activities	(135,925)	(25,284)

Financing activities
Borrowings from notes payable	20,000	—
Repayments of borrowings from notes payable	(25,625)	(5,625)
Borrowings on revolving line of credit	205,000	15,000
Repayments on revolving line of credit	(155,000)	(15,000)
Proceeds from exercise of options	5,155	2,884
Taxes paid related to net share settlement of equity awards	(2,162)	(1,174)
Net increase (decrease) in deposits	88,947	(15,211)
Net increase (decrease) in obligations to customers	8,269	(50,062)
Contingent consideration payments	(192)	(189)
Repurchase of Class A common stock	(50,000)	(9,013)
Deferred financing costs	(164)	—
Net cash provided by (used in) financing activities	94,228	(78,390)

Net increase (decrease) in unrestricted cash and cash equivalents	53,162	(32,377)
Unrestricted cash and cash equivalents, beginning of year	732,676	772,129
Unrestricted cash and cash equivalents, end of year	$785,838	$739,752

Cash paid for interest	$1,271	$4,397
Cash paid for income taxes	$122	$140

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Three Months Ended March 31, 2017
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$167,693	$93,710	$(8,402)	$253,001
Operating expenses	126,677	45,103	19,845	191,625
Operating income	$41,016	$48,607	$(28,247)	$61,376

	Three Months Ended March 31, 2016
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$145,140	$91,370	$(8,486)	$228,024
Operating expenses	119,152	39,022	15,364	173,538
Operating income	$25,988	$52,348	$(23,850)	$54,486
The Company's operations are comprised of two reportable segments: 1) Account Services and 2) Processing and Settlement Services. The Account Services segment consists of revenues and expenses derived from the Company's branded and private label deposit account programs. These programs include Green Dot-branded and affinity-branded GPR card accounts, private label GPR card accounts, checking accounts, open-loop gift cards and secured credit cards. The Processing and Settlement Services segment consists of revenues and expenses derived from reload services through the Green Dot Network, money processing and the Company's tax refund processing services. The Corporate and Other segment primarily consists of eliminations of intersegment revenues and expenses, unallocated corporate expenses, depreciation and amortization, and other costs that are not considered when management evaluates segment performance.

GREEN DOT CORPORATION
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(In thousands, except per share data)
Net income	$40,754	$32,882
Employee stock-based compensation expense (3)	6,534	5,645
Amortization of acquired intangibles (4)	6,557	5,774
Change in fair value of contingent consideration (4)	—	—
Transaction costs (4)	502	81
Amortization of deferred financing costs (5)	394	384
Impairment charges (5)	156	105
Extraordinary severance expenses (6)	1,079	—
Incremental processor expenses (8)	4,660	—
Other charges (5)	—	799
Income tax effect (7)	(8,274)	(4,702)
Non-GAAP net income	$52,362	$40,968
Diluted earnings per common share*
GAAP	$0.78	$0.63
Non-GAAP	$1.00	$0.78
Diluted weighted-average common shares issued and outstanding
GAAP	52,497	50,867
Non-GAAP	52,497	52,386

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding (1)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(In thousands)
Diluted weighted-average shares issued and outstanding*	52,497	50,867
Assumed conversion of weighted-average shares of preferred stock	—	1,519
Non-GAAP diluted weighted-average shares issued and outstanding	52,497	52,386

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(In thousands)
Stock outstanding as of March 31:
Class A common stock	49,559	49,866
Preferred stock (on an as-converted basis)	—	1,519
Total stock outstanding as of March 31:	49,559	51,385
Weighting adjustment	899	(3)
Dilutive potential shares:
Stock options	603	343
Restricted stock units	1,417	630
Employee stock purchase plan	19	31
Non-GAAP diluted weighted-average shares issued and outstanding	52,497	52,386
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(In thousands)
Net income	$40,754	$32,882
Net interest (income) expense (2)	(1,189)	2,480
Income tax expense	21,811	19,124
Depreciation and amortization of property and equipment (2)	8,749	11,404
Employee stock-based compensation expense (2)(3)	6,534	5,645
Amortization of acquired intangibles (2)(4)	6,557	5,774
Change in fair value of contingent consideration (2)(4)	—	—
Transaction costs (2)(4)	502	81
Impairment charges (2)(5)	156	105
Extraordinary severance expenses (2)(6)	1,079	—
Incremental processor expenses (2)(8)	4,660	—
Other charges (2)(5)	—	799
Adjusted EBITDA	$89,613	$78,294
Total operating revenues	$253,001	$228,024
Adjusted EBITDA/Total operating revenues (adjusted EBITDA margin)	35.4%	34.3%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

		FY 2017
		Range
	Q2 2017	Low	High
	(In millions)
Net income	$10.4	$46.2	$49.1
Adjustments (9)	29.6	140.8	142.9
Adjusted EBITDA	$40.0	$187.0	$192.0

Total operating revenues	209.0	$845.0	$830.0
Adjusted EBITDA /Total operating revenues (Adjusted EBITDA margin)	19%	22%	23%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

		FY 2017
		Range
	Q2 2017	Low	High
	(In millions, except per share data)
Net income	$10.4	$46.2	$49.1
Adjustments (9)	10.2	53.0	53.0
Non-GAAP net income	$20.6	$99.2	$102.1
Diluted earnings per share
GAAP	$0.20	$0.88	$0.94
Non-GAAP	$0.40	$1.89	$1.94

Diluted weighted-average shares issued and outstanding*	51.8	52.5	52.5

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $6.5 million and $5.6 million for the three months ended March 31, 2017 and 2016, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as net interest income and expense, income tax benefit and expense, depreciation and amortization, employee stock-based compensation expense, incremental expenses related to the delay in migration of the Company’s remaining customer accounts from its former processor to its new processor, changes in the fair value of contingent consideration, transaction costs, impairment charges, severance costs related to extraordinary personnel reductions, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies;

▪	to establish metrics for variable compensation; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
The Company does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(3)
This expense consists primarily of expenses for employee stock options and restricted stock units (including performance-based restricted stock units). Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations. This expense is included as a component of compensation and benefits expenses on our consolidated statements of operations.

(4)
The Company excludes certain income and expenses that are the result of acquisitions. These acquisition related adjustments include the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in the Company recording expenses or fair value adjustments in its GAAP financial statements. The Company analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition related adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on our consolidated statements of operations.

(5)
The Company excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in the Company's GAAP financial statements, the Company excludes them in it's non-GAAP financial measures because the Company believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include amortization attributable to deferred financing costs, impairment charges related to internal-use software, and other charges, which consists of expenses incurred with our proxy contest and expenses related to gain or loss contingencies. In determining whether any such adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items, except for amortization of deferred financing costs, which is included as a component of interest expense, are included within other general and administrative expenses on our consolidated statements of operations.

(6)
During the three months ended March 31, 2017, we recorded a $1.1 million charge for severance costs related to extraordinary personnel reductions. Although severance expenses are an ordinary part of our operations, the magnitude and scale of the reduction in workforce we began to implement in the three months ended September 30, 2016 is not expected to be repeated. We expect to incur additional severance charges related to this reduction in workforce in future periods and expect all such charges to be recorded by the end of the first half of 2017. This expense is included as a component of compensation and benefits expenses on our consolidated statements of operations.

(7)	Represents the tax effect for the related non-GAAP measure adjustments using the Company's year to date non-GAAP effective tax rate.

(8)
Represents incremental expenses the Company expects to incur in Q1 and Q2 2017 associated with its need to continue to support customer accounts on its legacy transaction processor that it had intended to migrate to its new processing platform in 2016. While the Company continues to believe that it will successfully recoup such expenses, there can be no assurance that all or a portion of such expenses will be recouped.

(9)
These amounts represent estimated adjustments for net interest expense, income taxes, depreciation and amortization, employee stock-based compensation expense, incremental expenses the Company expects to incur in Q1 and Q2 2017 associated with its need to continue to support customer accounts on its legacy transaction processor that it had intended to migrate to its new processing platform in 2016, contingent consideration, transaction costs, impairment charges, severance costs related to extraordinary personnel reductions, and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).